EXHIBIT 10.8

                         INDEPENDENT PRODUCERS AGREEMENT

This INDEPENDENT PRODUCERS AGREEMENT ("AGREEMENT") is made and entered into this 21st day of May, 2002 by, between and among

         "PRODUCER":

         DOUBLE TAKE PRODUCTIONS
         7825 Fay Avenue Suite 200
         La Jolla, CA 92037
         Phone (858) 456-5751       Fax (858) 551-8368

         "CONTRACTOR":

         ADVANCED KNOWLEDGE, INC.
         17337 Ventura Boulevard, Suite 224
         Encino, California 91316
         Phone: (818) 784-0040      Fax: (818) 784-8660

with respect to the following:

                                    RECITALS

         A. CONTRACTOR is engaged in the business of marketing and distributing training/educational videos for corporate human resource and personnel departments and desires to produce a new educational/training video presentation entitled HOW DO YOU PUT A GIRAFFE INTO A REFRIGERATOR? (working title); the educational/training video presentation, including but not limited to any and all remakes and sequels thereof, plus all product extensions thereto in all media including web-based products, product merchandising, publishing and licensing of the likenesses of the characters which appear in the video presentation, are hereinafter referred to as the "WORK");

         B. PRODUCER is an experienced producer of educational/training videos of varying lengths, including writing and delivering the final version, generally referred to as a "video master"; and,

         C. CONTRACTOR and PRODUCER now mutually desire for CONTRACTOR to engage PRODUCER to produce and deliver a final assembled, finished video of the WORK, complete with titles, sound, music and such other elements described in attached Exhibit A, all on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual promises, conditions, covenants, obligations and duties provided herein, the parties agree as follows:


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                                                                    EXHIBIT 10.8

         1. Recitals. The recitals stated above are incorporated herein by this reference as if set forth in full at this point.

         2. Hiring, Engagement. Upon the terms and conditions set forth herein, CONTRACTOR hereby hires and engages PRODUCER to produce, edit and deliver, on or before the July 15, 2002, or other such delivery date as is reasonably agreed to between CONTRACTOR and PRODUCER, a complete assembled and finished video of the WORK, running between three to five minutes in length, complete with titles, sound, music and the other elements set forth in attached Exhibit A, which is incorporated herein by this reference.

         3. PRODUCTION EXPENSE. Except for the sum of $5,000 (five thousand dollars) to be paid to PRODUCER by CONTRACTOR upon delivery by PRODUCER of the final Art Styling Template and the final Production Storyboard for the WORK, and an additional sum of $5,000 (five thousand dollars) to be paid to PRODUCER by CONTRACTOR upon delivery of final video master, the total cost of producing the WORK will be borne solely by PRODUCER. This includes all production and delivery expenses incurred in accordance with the requirements of EXHIBIT A.

         4. COMPENSATION. Producer shall receive, as full compensation, (except for the $10,000 to be paid by CONTRACTOR to PRODUCER as described in paragraph 3 above), 25%, (twenty five percent), of all gross revenues received by CONTRACTOR from the sale, rental, licensing or lease of the WORK, or other revenues received by CONTRACTOR from commercial exploitation of the WORK throughout the world, until PRODUCER has received a cumulative total of $35,000 (thirty five thousand dollars), after which, PRODUCER shall receive 25% (twenty five percent) of 75% (seventy five percent) of CONTRACTOR's gross revenues from the sale, rental, licensing or lease of the WORK, or other revenues received by CONTRACTOR from commercial exploitation of the WORK throughout the world. CONTRACTOR shall make payment to PRODUCER within 30 days of each calendar quarter of its receipt of gross revenues for that quarter, for the commercial life of the WORK, (or the life of the copyright in the WORK,) and shall submit to PRODUCER a royalty statement indicating the total gross revenues received by CONTRACTOR for that quarter, and the unit sales breakdown upon which these gross revenues calculations are based. It is understood and agreed that PRODUCER shall receive running royalty compensation from all commercial exploitation of the WORK by CONTRACTOR, as described in Recital "A" above, except for those licensed items which contain no visual images or reproductions of the characters as featured in the WORK. In such cases, PRODUCER's royalty compensation shall be 10% (ten percent) of gross revenues received by CONTRACTOR for such items. In addition, should the cumulative total revenue due PRODUCER by CONTRACTOR for any calendar year during the term of this Agreement fall below a minimum of three thousand dollars ($3,000), in such case CONTRACTOR shall be required, in subsequent periods, to submit to PRODUCER a bi-annual (twice a year) royalty report accompanied by any payments due PRODUCER. However, in subsequent royalty calendar periods, should the cumulative total revenue to PRODUCER rise above the $3,000 minimum as described above, in such cases CONTRACTOR shall be required to resume a schedule of quarterly royalty reports and payments to PRODUCER.


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                                                                    EXHIBIT 10.8

         5. DISTRIBUTION & MARKETING EXPENSE. The total cost of distributing and marketing the WORK will be borne solely by CONTRACTOR. Among others, this includes all expenses incurred for the printing and mailing of catalogues, advertising in trade and general publications, fulfillment costs, duplication costs, closed captioning, and the mailings of preview copies to sub distributors and prospective buyers. CONTRACTOR warrants that it will spend at least $35,000 (thirty five thousand dollars) for the distribution and marketing of the WORK.

         6. COPYRIGHT OWNERSHIP, COPYRIGHT NOTICE; CREDITS. Advanced Knowledge, Double Take Productions, the Hathaway Group, and Joel Marks shall own the Copyright covering the WORK jointly.

         The copyright notice/line on the WORK shall read:

            @ 2002 ADVANCED KNOWLEDGE, INC./ DOUBLE TAKE PRODUCTIONS
                               All Rights Reserved

         The copyright notice/line shall appear on the same card as the main title, at the head of and at the end of the picture, and will be within the video field. A credit line stating "An Advanced Knowledge, Inc. Video Presentation", or other mutually agreed credit shall appear at the beginning of the film before the main title. CONTRACTOR and PRODUCER shall agree on the final head and end credits in the WORK.

         7. Liens, etc. PRODUCER shall deliver the WORK free and clear of any and all liens, claims or encumbrances of any kind or nature.

         8. Independent Service Provider Status. PRODUCER is an independent service provider and is solely responsible for producing the WORK. Nothing herein shall be intended to create or shall be deemed to create a partnership, joint venture or any other relationship other than that of an independent service provider relationship, notwithstanding the fact that PRODUCER shall hold a joint-copyright ownership in the WORK. In addition, PRODUCER and CONTRACTOR shall indemnify and hold eachother harmless from and against any and all claims, demands, damages, debts, and liabilities, of every kind and nature whatsoever arising out of or in connection with the production, delivery, and /or distribution of the WORK.

         9. Choice of Law; Venue. This AGREEMENT shall be governed by and construed in accordance with the internal law of the State of California without reference to its rules as to conflicts of law. Any action, claim or demand by any party and/or the resolution of any and all disputes under this AGREEMENT or any of the agreements relating to this AGREEMENT shall be brought in the court of proper jurisdiction located within the County of Los Angeles, State of California, subject first to the terms of paragraph 10 below.


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                                                                    EXHIBIT 10.8

         10. Dispute Resolution. If a Dispute arises between CONTRACTOR and PRODUCER out of or under or in relation to the subject matter of this Agreement, CONTRACTOR or PRODUCER may not commence any court or arbitration proceedings relating to that Dispute unless it has first complied with the procedure set forth below:

             10.1 The Party claiming that a dispute has arisen must give written notice to the other Party specifying the nature of the Dispute;

             10.2 Each Party receiving a Notice of Dispute shall respond in writing to the Notice of Dispute indicating its views on the Dispute and whether it accepts or rejects part or all of the claims contained in the Notice of Dispute and its reasons for doing so. The response may include a without prejudice offer of settlement and shall be served on the Party issuing the Notice of Dispute and all other Parties to the Dispute within 14 days of service of the Notice of Dispute unless the Dispute is resolved prior to that date;

             10.3 If the Dispute has not been resolved within 28 days of service of the Notice of Dispute then the Dispute shall be referred to mediation by notice in writing by one Party to the other Parties, such mediation to be conducted in accordance with the provisions of paragraph 10.4;

             10.4 The Parties shall agree within 7 days of service of the Mediation Notice on the identity of the mediator and the terms of his or her appointment and the rules and procedures to be adopted for the mediation, and if no such agreement is reached, the mediation process shall automatically terminate.

             10.5 The mediation will be commenced within thirty (30) days of appointment of the mediator;

             10.6 The Parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement pursuant to paragraphs 10.2 to 10.5 above is to attempt to settle the Dispute between the Parties and is not to be used for any purpose other than attempting to resolve the Dispute, and in particular, shall not, unless both/all Parties consent, be admissible in any court or arbitration proceedings;

             10.7 The provision of Paragraph 10.1 to 10.6 above shall not apply where a Party seeks interlocutory or injunctive relief;

             10.8 Any applicable statute of limitation shall be tolled during the mediation process.


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                                                                    EXHIBIT 10.8

         11. Audit Rights. Contractor shall keep accurate books of account at their principal place of business covering all transactions relating to this Agreement, and Producer and/or their duly authorized representatives shall have the right once during every calendar year, at reasonable hours of the day and upon reasonable notice, to attend at Contractor's offices and examine and audit such books and all other documents and materials in Contractor's possession or control with respect to this Agreement and to make copies and summaries thereof. Such books and records shall be kept in accordance with generally accepted accounting principles and standard accounting practices. In the event that there is an under payment of greater than five percent (5%), Contractor shall reimburse Producer for the costs and expenses of such audit, including reasonable legal fees, if any. Such costs shall not exceed twice the amount of the error. In the event that no under payment of greater than five percent (5%) is found Producer shall reimburse Contractor for the cost and expenses of such audit, including reasonable legal fees, if any, and no further audit shall be called for by Producer for at least two calendar years. All books and records of Contractor relating to this Agreement shall be retained for at least four (4) years after termination of this Agreement.

         12. Successors and Assigns. This AGREEMENT shall bind the parties here to and their respective successors, assigns, heir, administrator, executors, and conservators.

         IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT effective as of May 21, 2002.

"PRODUCER":
DOUBLE TAKE PRODUCTIONS


By:           /s/ Al Lowenheim
         ----------------------------------------------
                  (Signature)

              AL LOWENHEIM
         ----------------------------------------------
         (print name and title)


"CONTRACTOR":
ADVANCED KNOWLEDGE, INC.,

By:           /s/ Buddy Young
         ----------------------------------------------
                  (Signature)

              BUDDY YOUNG
         ----------------------------------------------
         (print name and title)


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                                                                    EXHIBIT 10.8
                                    EXHIBIT A

Production Items


The following items are required in the WORK, as that term is defined in the Independent Producer's Agreement:

1. One (1) broadcast quality Dubbing Master on Digital Media of the photoplay of the WORK, edited, assembled main and end titles with credits and copyright notices affixed, and a composite stereo sound tract in perfect synchronization with photographic action, and a music and effects track separate from the composite sound.

2. Separate music and effects tracks (as 44/16 WAV files) will be provided by PRODUCER as required.

3. Signed releases from all recognizable persons in the photoplay;

4. Synchronization and performance licenses for all music used in the photoplay, in perpetuity and in all media, worldwide, and music cue sheets;

5. A typed copy of the final, recorded narration and/or dialogue script of the WORK;

6. All still photographs, negatives, slides, transparencies suitable for use in advertising and promotion of the photoplay;

7. A biography and photograph of the producer; and,

8. Preferred wording of production credit line for catalogue and other publicity materials.